SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) and (e)              On October 31, 2014, Craft Brew Alliance, Inc. (the "Company"), entered into a Transition and Separation Agreement with Mark D. Moreland in connection with the transition of his position with the Company.

Mr. Moreland will continue to serve as the Company's Chief Financial Officer until December 31, 2014. He has agreed to serve as a senior consultant to the Company thereafter until May 31, 2015 (the "Termination Date"). His continued employment will be subject to the terms and conditions of his employment letter, dated March 29, 2010 (the "Moreland Letter"), with supplemental terms as follows:

•	An annual base salary of $256,000, with no entitlement to new equity grants or cash bonus payments for services performed after December 31, 2014.

•	The termination of employment on the Termination Date, will be treated as a termination other than "for cause," triggering Mr. Moreland's right under the Moreland Letter to receive six months of continuing salary payments as severance.

•	In the event Mr. Moreland's employment continues through the Termination Date or he is terminated other than "for cause" prior to such date, he will be eligible to receive any performance award due under his performance award agreement, effective May 22, 2013, subject to certain modifications, notwithstanding termination of employment prior to the vesting date. Such award will be settled in cash no later than March 14, 2016, with the amount of cash payable based on 74% of the value of shares issuable under the award, calculated based on the Company's stock price as of March 13, 2016. For additional details regarding the Moreland Letter and Mr. Moreland's performance award granted in 2013, see the Company's Definitive Proxy Statement for its 2014 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 16, 2014.

Mr. Moreland will forfeit his rights to further severance benefits if he becomes employed by or associated with a brewing or other company that is a competitor of the Company or Anheuser-Busch, LLC; provided that this provision does not apply to wineries or distillers that do not also manufacture or sell malt beverages.

The foregoing summary of the material terms of the Transition and Separation Agreement with Mr. Moreland is qualified in its entirety by reference to the full agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference. The Company's press release dated November 5, 2014, announcing Mr. Moreland's departure is filed as Exhibit 99.1 to this report and is also incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:The following exhibits are filed with this Form 8-K:

Exhibit 10.1	Transition and Separation Agreement between the Company and Mark D. Moreland, dated October 31, 2014

Exhibit 99.1	Press release dated November 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: November 5, 2014	By:	/s/ Joseph K. O’Brien
Joseph K. O’Brien
Controller and Chief Accounting Officer